EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to (i) the use in this Registration Statement on Form S-3 of Investools Inc. of our report dated March 5, 2007 relating to the financial statements of thinkorswim Group, Inc. at and for the year ended December 31, 2006 which appears in such Registration Statement and (ii) the incorporation by reference of our reports dated July 11, 2006, relating to the financial statements of thinkorswim Group, Inc. at and for the year ended December 31, 2005, May 31, 2005, relating to the financial statements of thinkorswim Group, Inc. at and for the year ended December 31, 2004, and October 11, 2006, relating to the financial statements of thinkorswim Group, Inc. at and for the year ended December 31, 2003, which reports appear in the Current Report on Form 8-K of Investools Inc. dated February 15, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 22, 2007